Exhibit 99.4
FORM OF RESTRICTED STOCK UNIT AGREEMENT
UNDER THE NEUSTAR, INC. 2005 STOCK INCENTIVE PLAN
     This RESTRICTED STOCK UNIT AGREEMENT is entered into as of March 5, 2007, between NEUSTAR, INC. (the “Company”) and Larry Bouman (“you”).
1. Restricted Stock Unit Grant. Subject to the restrictions, terms and conditions of the Plan and this Agreement, the Company hereby awards you 50,000 restricted stock units with respect to shares of Common Stock. Your restricted stock units are subject to certain restrictions as set forth in the Plan and this Agreement. The restricted stock units awarded are referred to herein as “Restricted Stock Units.”
2. The Plan. The Restricted Stock Units and Common Stock to be awarded in respect of such units are subject to the terms of the Company’s 2005 Stock Incentive Plan (the “Plan”), including its provisions regarding amendment of Awards. Capitalized terms used but not defined in this Agreement have the meanings set forth in the Plan.
3. Vesting. Subject to Sections 6 and 7, the Restricted Stock Units will vest subject to the degree of achievement by the Company of the performance targets set forth in the Company’s Annual Performance Incentive Plan for 2007 (the “PIP”), determined in accordance with the terms and conditions of the PIP and the below table, and subject to the certification by the Committee regarding the level of performance achieved. The numbers of Restricted Stock Units vesting upon achievement of each level of performance set forth in the table are cumulative. (For the avoidance of doubt, there is no linear interpolation of vesting for levels of performance between the levels indicated.)

Target Achieved Under the PIP	Number of Restricted Stock Units Vesting

At least 100% of the Company’s target performance under the PIP (revenue of $___ and EBITDA of $___)	20,000

At least 130% of the Company’s target performance under the PIP	20,000

At least 150% of the Company’s target performance under the PIP	10,000
4. Payment. Subject to the provisions of the Plan and this Agreement, on June 1, 2008 (the “Payment Date”), each of your Restricted Stock Units, together with Dividend Equivalents on such units, that have vested in accordance with Section 3 will be converted to a share of Common Stock and paid to you, after the satisfactory payment of applicable withholding taxes as set forth in Section 5.
5. Taxes. You will be liable for any and all taxes, including withholding taxes, arising out of this Award, and the Company shall have the right to require, prior to the issuance or delivery of Common Stock, payment of any federal, state or local taxes required by law to be withheld. Prior to the delivery of Common Stock hereunder, you shall pay all required taxes to the Company, which payment may be made in cash or by reducing the number of shares of Common Stock otherwise deliverable under the Award, subject to the Company’s policies then in effect, unless the Company has established alternative procedures for such payment. Any fraction of a share of Common Stock required to satisfy such withholding shall be disregarded and the amount due paid instead in cash by you.
6. Termination. In the event of your Termination for any reason prior to the Payment Date, the Award shall be immediately forfeited and automatically cancelled without further action of the Company. Notwithstanding the foregoing, in the event of a Termination by the Company without Cause, your Disability or death prior to the Payment Date (“Qualifying Termination”), you or your legal representative will receive (i) if the Qualifying Termination is on or prior to December 31, 2007, the shares of Common Stock that would have been issuable to you if all Restricted Stock Units had vested in accordance with Section 3, payable on January 1, 2008 or as soon as practicable thereafter, or (ii) if the Qualifying Termination is on or after January 1, 2008, the shares of Common Stock issuable pursuant to Restricted Stock Units that actually vest or have vested pursuant to Section 3, payable as soon as practicable following the Qualifying Termination.

7. Corporate Transaction. Notwithstanding the foregoing, in the event of a Corporate Transaction (as defined below) prior to the Payment Date, the shares of Common Stock that would have been payable to you if all Restricted Stock Units had vested in accordance with Section 3 will be delivered to you as soon as practicable if you experience a Termination (other than by the Company for Cause or by you without Good Reason (as defined below)) within two (2) years after the Corporate Transaction.
For purposes of this Agreement, a “Corporate Transaction” shall mean any of the following events: (i) the consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of Common Stock are converted into cash, securities or other property, if following such merger or consolidation the holders of the Company’s outstanding voting securities immediately prior to such merger or consolidation do not own a majority of the outstanding voting securities of the surviving corporation in approximately the same proportion as before such merger or consolidation; (ii) individuals who constitute the Board at the beginning of any 24-month period (“Incumbent Directors”) ceasing for any reason during such 24-month period to constitute at least a majority of the Board, provided that any person becoming a director during any such 24-month period whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement for the Company in which such person is named as a nominee for director, without objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director; (iii) the consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company’s assets, other than a transfer of the Company’s assets to a majority-owned subsidiary of the Company or any other entity the majority of whose voting power is held by the shareholders of the Company in approximately the same proportion as before such transaction; (iv) the approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company; or (v) the acquisition by a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date of adoption of the Plan) of the Exchange Act of a majority or more of the Company’s outstanding voting securities (whether directly or indirectly, beneficially or of record), other than a person who held such majority on the date of adoption of the Plan. Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d)(1)(i) (as in effect on the date of adoption of the Plan) pursuant to the Exchange Act.
For purposes of this Agreement, “Good Reason” shall mean, without your prior written consent, any of the following events or conditions and the failure of the surviving corporation, the successor corporation or its parent corporation, as applicable (the “Successor Corporation”) to cure such event or condition within thirty (30) days after receipt of written notice from you: (i) a reduction in your annual base salary, except pursuant to a policy generally applicable to employees at your level and above resulting in a reduction of 10% or less; (ii) the Successor Corporation’s failure to cover you under employee benefit plans, programs and practices that, in the aggregate, provide substantially comparable benefits (from an economic perspective) to you relative to the benefits and total costs under the material employee benefit plans, programs and practices in which you (and/or your family or dependents) are participating immediately preceding the Corporate Transaction; (iii) the Successor Corporation’s requiring you to be based at any office location that is more than fifty (50) miles further from your office location immediately prior to a Corporate Transaction, except for reasonable required travel for the Successor Corporation’s business that is not materially greater than such travel requirements prior to such Corporate Transaction; or (iv) a material breach by the Successor Corporation of its obligations to you under the Plan.
8. Detrimental Activity. For purposes of this Award, Detrimental Activity shall have the meaning set forth in the Plan and additionally shall mean any of the activities set forth on Annex A. In the event that you engage in Detrimental Activity, the Committee may direct that all unvested Restricted Stock Units and Dividend Equivalents, together with any vested Restricted Stock Units and Dividend Equivalents with respect to which Common Stock has not yet been issued, shall be immediately forfeited to the Company, and you shall pay to the Company an amount equal to the Fair Market Value at the time of issuance or delivery of any Common Stock previously delivered or issued to you in respect of the Award.

9. Restrictions on Transfer. The Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner.
10. Adjustments. In the case of any change in corporate structure as contemplated under Section 4.2(b) of the Plan, an equitable adjustment shall be deemed necessary and shall be made in accordance with such Section 4.2(b).
11. Amendment. This Agreement is intended to comply with the applicable requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and shall be limited, construed and interpreted in a manner so as to comply therewith. Notwithstanding anything herein to the contrary, any provision in this Agreement that is inconsistent with Section 409A of the Code shall be amended by the Committee in good faith to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void.
12. Severability. The provisions of this Award and the Plan are intended to be severable, and any illegal or invalid term shall not affect the validity or legality of the remaining terms.
13. Not an Employment Agreement. The issuance of this Award does not constitute an agreement by the Company to continue to employ you during the entire, or any portion of, the Performance Period or otherwise.
14. Notice. Any notice or communication to the Company concerning the Restricted Stock Units must be in writing and delivered in person, or by U.S. mail, to the following address (or another address specified by the Company): NeuStar, Inc., Attn: General Counsel, 46000 Center Oak Plaza, Sterling, VA 20166.
You will not have any rights with respect to your Restricted Stock Unit Award unless and until you deliver an executed copy of this Agreement to the Company within 60 days of the Grant Date.

NEUSTAR, INC.

By:

	Jeffrey E. Ganek	Larry Bouman

Annex A
Detrimental Activity
“Detrimental Activity” shall have the meaning set forth in the Plan and additionally shall mean any of the following:
(i) For the period commencing on your first day of employment with the Company and ending on the date which is 18 months following your termination of employment with the Company for any reason (such period hereinafter referred to as the “Restricted Period”), with respect to any state or country in which the Company is engaged in business during your employment term, you participate or engage, directly or indirectly, for yourself or on behalf of or in conjunction with any person, partnership, corporation or other entity, whether as an employee, agent, officer, director, shareholder, partner, joint venturer, investor or otherwise, in any business competitive with a business undertaken by the Company or by you at any time during your employment term.
(ii) During the Restricted Period, you engage in Solicitation, whether for your own account or for the account of any other individual, partnership, firm, corporation or other business organization (other than the Company). “Solicitation” means any of the following, or an attempt to do any of the following: (i) recruiting, soliciting or inducing any nonclerical employee or consultant of the Company (including, but not limited to, any independent sales representatives or organizations) to terminate his or her employment with, or otherwise cease or reduce his or her relationship with, the Company; (ii) hiring or assisting another person or entity to hire any nonclerical employee or consultant of the Company or any person who within 12 months before was such a person; or (iii) soliciting or inducing any person or entity (including any person who within the preceding 12 months was a customer or client of the Company) to terminate, suspend, reduce, or diminish in any way its relationship with or prospective relationship with the Company.
(iii) (a) You disclose to any person or entity or use, at any time, any information not in the public domain or generally known in the industry (except as may be required by law or legal process), in any form, acquired by the you while employed by the Company or any predecessor to the Company’s business or, if acquired following the employment term, such information which, to your knowledge, has been acquired, directly or indirectly, from any person or entity owing a duty of confidentiality to the Company (or to which the Company owes a duty of confidentiality), including but not limited to information regarding customers, vendors, suppliers, trade secrets, training programs, manuals or materials, technical information, contracts, systems, procedures, mailing lists, know-how, trade names, improvements, price lists, financial or other data (including the revenues, costs or profits associated with any of the Company’s products or services), business plans, code books, invoices and other financial statements, computer programs, software systems, databases, discs and printouts, plans (business, technical or otherwise), customer and industry lists, correspondence, internal reports, personnel files, sales and advertising material, telephone numbers, names, addresses or any other compilation of information, written or unwritten, which is or was used in the business of the Company; or (b) you fail to return to the Company the originals and all copies of any such information in any form, and copies and extracts thereof, provided to or acquired by you in connection with the performance of your duties for the Company (which are and shall remain the sole and exclusive property of the Company); or (c) you fail to return to the Company all files, correspondence and/or other communications received, maintained and/or originated by you during the course of your employment whether for your own account or for the account of any other individual, partnership, firm, corporation or other business organization (other than the Company).
(iv) You issue or communicate, directly or indirectly, any public statement (or statement likely to become public) that disparages, denigrates, maligns or impugns the Company, its affiliates, or their respective officers, directors, employees, products or services, except truthful responses to legal process or governmental inquiry or by you in carrying out your duties while employed by the Company.

AMENDMENT
TO
RESTRICTED STOCK UNIT AGREEMENT
UNDER THE NEUSTAR, INC. 2005 STOCK INCENTIVE PLAN
     Pursuant to Section 11 of the RESTRICTED STOCK UNIT AGREEMENT, dated March 5, 2007 (the “Agreement”), between NEUSTAR, INC. and you, the Agreement is hereby amended as follows to comply with the requirements of Section 409A of the Internal Revenue Code of 1986. Capitalized terms used but not defined herein have the meanings set forth in the Agreement.
     Section 6 of the Agreement is hereby replaced in its entirety by the following:
6. Termination. In the event of your Termination for any reason prior to the Payment Date, the Award shall be immediately forfeited and automatically cancelled without further action of the Company. Notwithstanding the foregoing, in the event of a Termination by the Company without Cause, your Disability or death prior to the Payment Date (“Qualifying Termination”), you or your legal representative will receive (i) if the Qualifying Termination is on or prior to December 31, 2007, the shares of Common Stock that would have been issuable to you if all Restricted Stock Units had vested in accordance with Section 3, payable on January 1, 2008 or as soon as practicable thereafter in 2008, or (ii) if the Qualifying Termination is on or after January 1, 2008, the shares of Common Stock issuable pursuant to Restricted Stock Units that actually vest or have vested pursuant to Section 3, payable as soon as practicable following the Qualifying Termination. Notwithstanding the foregoing, if you are a “specified employee,” as defined in and pursuant to Reg. Section 1.409A 1(i) or any successor regulation, on the date of any Qualifying Termination (except your death), you will receive such shares of Common Stock on the date which is six months from the date of your “separation from service” (as defined in Reg. Section 1.409A 1(h) or any successor regulation) as a result of such Qualifying Termination, or your death, if earlier.
     Section 7 of the Agreement is hereby replaced in its entirety by the following:
7. Corporate Transaction. Notwithstanding the foregoing, in the event of a Corporate Transaction (as defined below) prior to the Payment Date, the shares of Common Stock that would have been payable to you if all Restricted Stock Units had vested in accordance with Section 3 will be delivered to you as soon as practicable if you experience a Termination (other than by the Company for Cause or by you without Good Reason (as defined below)) within two (2) years after the Corporate Transaction and prior to the Payment Date, provided that if you are a “specified employee,” as defined in and pursuant to Reg. Section 1.409A 1(i) or any successor regulation, on the date of such Termination (except your death), you will receive such shares of Common Stock on the date which is six months from the date of your “separation from service” (as defined in Reg. Section 1.409A 1(h) or any successor regulation) as a result of such Termination, or your death, if earlier.
For purposes of this Agreement, a “Corporate Transaction” shall mean any of the following events: (i) the consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of Common Stock are converted into cash, securities or other property, if following such merger or consolidation the holders of the Company’s outstanding voting securities immediately prior to such merger or consolidation do not own a majority of the outstanding voting securities of the surviving corporation in approximately the same proportion as before such merger or consolidation; (ii) individuals who constitute the Board at the beginning of any 24-month period (“Incumbent Directors”) ceasing for any reason during such 24-month period to constitute at least a majority of the Board, provided that any person becoming a director during any such 24-month period whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement for the Company in which such person is named as a nominee for director, without objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director; (iii) the consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company’s assets, other than a transfer of the Company’s assets to a majority-owned subsidiary of the Company or any other entity the majority of whose voting power is held by the shareholders of the Company in approximately the same proportion as before such transaction; (iv) the approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company; or (v) the acquisition by a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date of adoption of the Plan) of the Exchange Act of a majority or more of the Company’s outstanding voting securities (whether directly or indirectly, beneficially or of record), other than a person who held such majority on the date of adoption of the Plan. Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d)(1)(i) (as in effect on the date of adoption of the Plan) pursuant to the Exchange Act.
For purposes of this Agreement, “Good Reason” shall mean, without your prior written consent, any of the following events or conditions and the failure of the surviving corporation, the successor corporation or its parent corporation, as applicable (the “Successor Corporation”) to cure such event or condition within thirty (30) days after receipt of written notice from you: (i) a reduction in your annual base salary, except pursuant to a policy generally applicable to employees at your level and above resulting in a reduction of 10% or less; (ii) the Successor Corporation’s failure to cover you under employee benefit plans, programs and practices that, in the aggregate, provide substantially comparable benefits (from an economic perspective) to you relative to the benefits and total costs under the material employee benefit plans, programs and practices in which you (and/or your family or dependents) are participating immediately preceding the Corporate Transaction; (iii) the Successor Corporation’s requiring you to be based at any office location that is more than fifty (50) miles further from your office location immediately prior to a Corporate Transaction, except for reasonable required travel for the Successor Corporation’s business that is not materially greater than such travel requirements prior to such Corporate Transaction; or (iv) a material breach by the Successor Corporation of its obligations to you under the Plan.